                        ADVANCED ACCESSORY SYSTEMS, LLC
          EXHIBIT 12.1 -- STATEMENT REGARDING COMPUTATION OF RATIOS --
                          FIXED CHARGE COVERAGE RATIO
 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE PERIOD FROM SEPTEMBER
                       28, 1995 THROUGH DECEMBER 31, 1995

                                                           PERIOD FROM
                                                          SEPTEMBER 28,
                                                         TO DECEMBER 31,     YEAR ENDED DECEMBER 31,      PRO FORMA
                                                              1995            1996             1997        1997 (2)
                                                         ---------------      ----             ----       ---------
Pre-tax income (loss) from continuing operations.....      $  870,000       $ 6,409,000    $   712,000   $(1,709,000)
Minority interest in the income of subsidiary with
  fixed charges......................................           9,000            69,000         97,000        97,000
                                                           ----------       -----------    -----------   -----------
                                                              879,000         6,478,000        809,000     1,612,000
                                                           ----------       -----------    -----------   -----------
Fixed charges:
  Interest expense and amortization of debt discount
     and premium on all indebtedness.................         975,000         4,312,000     12,627,000    19,627,000
Rentals(1)...........................................          11,000           223,000        751,000     1,040,000
                                                           ----------       -----------    -----------   -----------
Total fixed charges..................................         986,000         4,535,000     13,378,000    20,667,000
                                                           ----------       -----------    -----------   -----------
Earnings before income taxes, minority interest and
  fixed charges......................................      $1,865,000       $11,013,000    $14,187,000   $22,279,000
                                                           ==========       ===========    ===========   ===========
Ratio of earnings to fixed charges...................            1.89x             2.43x          1.06x         0.92x
                                                           ==========       ===========    ===========   ===========





                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                            1997(3)           1998
                                                            ------            -----
Pre-tax income (loss) from continuing operations.....     $(1,857,000)      $   936,000
Minority interest in the income of subsidiary with
  fixed charges......................................          21,000               --
                                                           ----------       -----------
                                                           (1,836,000)          936,000
                                                           ----------       -----------
Fixed charges:
  Interest expense and amortization of debt discount
     and premium on all indebtedness.................       2,158,000         4,936,000
Rentals(1)...........................................         119,000           267,000
                                                           ----------       -----------
Total fixed charges..................................       2,277,000         5,203,000
                                                           ----------       -----------
Earnings before income taxes, minority interest and
  fixed charges......................................     $   441,000       $ 6,139,000
                                                           ==========       ===========
Ratio of earnings to fixed charges...................            0.19x             1.18x
                                                           ==========       ===========


-------------------------
(1) Amount included in fixed charges for rentals is considered by management to be a reasonable approximation of the interest factor.

(2) The Company's pro forma earnings were insufficient to cover pro forma fixed charges by $1.6 million for the year ended December 31, 1997.

(3) The Company's earnings were insufficient to cover fixed charges by $1.8 million for the three months ended March 31, 1997.